Exhibit 99.1

Media Contact:	Company / Investor Contact:
Kaitlin Bitting Tierney Agency 215-790-4382 kbitting@tierneyagency.com	Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust Announces Fourth Quarter and Full Year 2010 Earnings
$0.33 FFO per Diluted Share for Fourth Quarter 2010; $1.34 FFO per Diluted Share for Full Year 2010
Raises 2011 FFO Guidance Range to $1.26 to $1.34 per Diluted Share
Radnor, PA, February 16, 2011 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, today reported its financial and operating results for the three and twelve-month periods ended December 31, 2010.
“2010 marked another year of solid business plan execution,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Despite market challenges, we achieved record leasing activity of nearly 4.2 million square feet, better than expected tenant retention and stable operating margins. We closed $52.6 million of asset dispositions and $157.1 million of acquisitions and investments, positioning the company for future growth. In 2010, we issued 5.7 million shares under our 15.0 million share continuous equity program and 7.1 million units in our Three Logan Square acquisition, raising approximately $150.0 million of equity capital to further strengthen our balance sheet and enhance our liquidity. Furthermore, based on favorable execution of initial elements of our 2011 business plan, we are raising our FFO guidance to a range of $1.26 to $1.34 per diluted share.”
Financial Highlights — Fourth Quarter
•
Net loss allocated to common shares totaled ($7.0 million) or ($0.05) per diluted share in the fourth quarter of 2010 compared to ($6.1 million) or ($0.05) per diluted share in the fourth quarter of 2009. Our weighted average diluted share count increased to 134.4 million shares in the fourth quarter of 2010 from 128.6 million shares in the fourth quarter of 2009.

•
Funds from operations available to common shares and units (FFO) in the fourth quarter of 2010 totaled $47.9 million or $0.33 per diluted share compared to $45.7 million or $0.34 per diluted share in the fourth quarter of 2009. Our fourth quarter 2010 FFO payout ratio was 45.5% ($0.15 common share dividend paid / $0.33 FFO per share). Our weighted average fully diluted share/unit count for FFO calculations increased to 145.7 million shares/units in the fourth quarter of 2010 from 132.9 million shares/units in the fourth quarter of 2009 due primarily to our issuance in August 2010 of 7.1 million units in connection with our Three Logan Square acquisition and 5.7 million common shares during 2010 under our continuous equity program.

•
In the fourth quarter of 2010, we incurred $17.2 million of revenue maintaining capital expenditures reflecting disbursements related to several previously executed larger leases which along with other adjustments to FFO, resulted in $26.5 million of cash available for distribution (CAD) or $0.19 per diluted share compared to $32.6 million of CAD or $0.25 per diluted share in the fourth quarter of 2009 when we incurred $10.0 million of revenue maintaining capital expenditures. Our fourth quarter 2010 CAD payout ratio was 78.9% ($0.15 common share dividend paid / $0.19 CAD per share). We exclude the aforementioned units from the CAD share/unit count because they do not receive or accrue distributions until after the one-year anniversary of the transaction.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Financial Highlights — Full Year 2010
•
Net loss allocated to common shares totaled ($25.6 million) or ($0.19) per diluted share in 2010 compared to ($0.2 million) or ($0.00) per diluted share in 2009. Our weighted average diluted share count increased to 131.7 million in 2010 from 113.3 million in 2009 due primarily to the issuance of 40.25 million common shares in June 2009 and 5.7 million common shares during 2010 under our continuous equity program. In 2009, we realized $23.2 million of gains from early extinguishment of debt versus ($2.1 million) of losses which we incurred in 2010.

•
FFO available to common shares and units in 2010 totaled $185.8 million or $1.34 per diluted share compared to $213.5 million or $1.84 per diluted share in 2009 ($217.2 million or $1.87 per diluted share excluding a $3.7 million impairment charge). Our 2010 FFO payout ratio was 44.8% ($0.60 common share dividend paid / $1.34 FFO per share). Our weighted average fully diluted share/unit count for FFO calculations increased to 139.1 million shares in 2010 from 116.1 million shares in 2009 primarily due to the aforementioned common share and unit issuances.

•
For the year ended December 31, 2010, we incurred $50.5 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $122.6 million of CAD or $0.90 per diluted share compared to $168.6 million of CAD or $1.45 per diluted share for the year ended December 31, 2009 when we incurred $41.9 million of revenue maintaining capital expenditures. Our 2010 CAD payout ratio was 66.7%, ($0.60 common share dividend paid / $0.90 CAD per share). The units have been excluded from the CAD share/unit count as noted above.

Portfolio Highlights
•
In the fourth quarter of 2010, our net operating income (NOI) excluding termination revenues and other income items declined 4.9% on a GAAP basis and 5.1% on a cash basis for our 227 same store properties which were 86.0% and 89.2% occupied on December 31, 2010 and December 31, 2009, respectively. For the full year, our same store NOI declined 4.4% on a GAAP basis and 5.1% on a cash basis.

•
During the fourth quarter of 2010, we commenced occupancy on 1,146,565 square feet of total leasing activity including 682,858 square feet of renewals, 359,698 square feet of new leases and 104,009 square feet of tenant expansions. We have an additional 549,694 square feet of executed new leasing in place scheduled to commence subsequent to December 31, 2010. For all of 2010, we commenced occupancy on 4,177,185 square feet of combined renewals, new leases and expansions.

•
During the fourth quarter of 2010, we achieved an 82.1% retention rate in our core portfolio with positive net absorption of 187,798 square feet, bringing our full year retention rate to 65.9%. During the fourth quarter of 2010, we experienced a 1.3% decline on our renewal rental rates and a 10.3% decline on our new lease and expansion rental rates, both on a GAAP basis.

•	At December 31, 2010, our core portfolio of 232 properties comprising 25.6 million square feet was 85.6% occupied and 87.7% leased (reflecting new leases commencing after December 31, 2010).
Investment Highlights
•
During the fourth quarter, we closed the portfolio sale of One and Two Greentree Center, 8000 Lincoln Drive and Lake Center IV all in southern New Jersey and the sale of Spyglass Point in Austin, TX for aggregate proceeds of $34.4 million, bringing total 2010 sales to $52.6 million with $11.0 million of gains on sale. The net proceeds of the fourth quarter sales were used to repay balances on our unsecured revolving credit facility and for general corporate purposes.

Capital Markets Highlights
•
During the fourth quarter of 2010, we issued 0.4 million shares of our common stock under our continuous equity program realizing $4.9 million of net proceeds. The net proceeds of the issuances were used to repay balances on our unsecured revolving credit facility and for general corporate purposes. During 2010, we issued a total of 5.7 million shares under the 15.0 million share program raising $70.8 million of net proceeds and have remaining authorization for the future issuance of 9.3 million shares of common stock.

•
During the fourth quarter of 2010, we repurchased a total of $13.7 million of our 2011 unsecured notes (our exchangeable notes due 2026 with a put date in October 2011) in a series of open-market transactions and incurred an aggregate loss of ($0.5 million) on the early extinguishment of debt. We funded these repurchases with draws on our unsecured revolving credit facility and with other available corporate funds. Overall during 2010, we repurchased $82.7 million of various unsecured note issues and incurred a ($2.2 million) loss on the early extinguishment of debt.

•
During the fourth quarter, we used available corporate funds to pre-pay our Plymouth Meeting Executive Center mortgage loan without penalty on October 1, 2010 in the amount of $41.5 million and realized a gain of $0.1 million reflecting the elimination of the unamortized loan premium.

•
At December 31, 2010, our net debt to gross assets measured 44.4%. At December 31, 2010, we had $183.0 million outstanding on our $600.0 million unsecured revolving credit facility with $405.8 million available for use and drawdown and $16.6 million of cash and cash equivalents on hand.

•
For the quarter ended December 31, 2010, we achieved a 2.4 EBITDA to interest coverage ratio and a 7.2 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

Distributions
On December 2, 2010, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid in the first quarter on January 20, 2011 to shareholders of record as of January 6, 2011. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on January 18, 2011 to holders of record as of December 30, 2010 of the Series C and Series D Preferred Shares, respectively.
2011 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2011 FFO per diluted share to be in a range of $1.26 to $1.34 versus the prior range of $1.24 to $1.34. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2011 FFO per diluted share and earnings per diluted share:

Guidance for 2011	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.32)	to	$(0.24)
Plus: real estate depreciation and amortization	1.58		1.58

FFO per diluted share	$1.26	to	$1.34

Our 2011 FFO guidance does not include income arising from sales or impairments which may be taken in the future, and does not include any income from the sale of undepreciated real estate in accordance with our current practice. Our 2011 earnings and FFO per diluted share each reflect $0.07 per diluted share of net non-cash income attributable to the first of five annual pro-rata recognitions beginning in the third quarter of 2011 equal to 20% of the total net impact of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include flat to slightly improved occupancy levels in 2011 with modest mid-year declines, 2.5-7.5% GAAP declines in rental rates, a resulting 4.0-6.0% decline in same store NOI (GAAP) and 147.0 million fully diluted weighted average shares.
Accounting Disclosure
On January 1, 2010, we adopted the new accounting standard for the consolidation of variable interest entities. The new standard revises the prior guidance related to the consolidation of variable interest entities, and among other provisions, includes a new approach for determining which party should consolidate a variable interest entity and the frequency as to when each party should reassess its consolidation decision. As a result of our adoption of the new standard, we will no longer consolidate three variable interest entities that were previously consolidated in our financial statements. The new standard was applied prospectively beginning January 1, 2010 and accordingly, only our current year financial statements reflect this adoption.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we may also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Fourth Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, February 17, 2011 at 10:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #26884699. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, March 3, 2011 by calling 1-800-642-1687 and providing access code 26884699. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the fourth quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — First Quarter 2011 Conference Call
We anticipate we will release our first quarter 2011 earnings on Wednesday, April 27, 2011, after the market close and will host our first quarter 2011 conference call on Thursday, April 28, 2011, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops, manages and has ownership interests in a primarily Class A, suburban and urban office portfolio comprising 314 properties and 36.0 million square feet, including 233 properties and 25.6 million square feet owned on a consolidated basis and 51 properties and 6.5 million square feet in 17 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2009. We expect to file our Form 10-K for the year ended December 31, 2010 on or before March 1, 2011. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Real estate investments:
Operating properties	$4,834,111	$4,512,618
Accumulated depreciation	(776,078)	(716,956)

	4,058,033	3,795,662
Construction-in-progress	33,322	271,962
Land inventory	110,055	97,368

	4,201,410	4,164,992

Cash and cash equivalents	16,565	1,567
Accounts receivable, net	16,009	10,934
Accrued rent receivable, net	95,541	87,173
Investment in real estate ventures	84,372	75,458
Deferred costs, net	106,117	106,097
Intangible assets, net	97,462	105,163
Notes receivable	18,205	59,008
Other assets	54,697	53,358

Total assets	$4,690,378	$4,663,750

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$711,789	$551,720
Borrowings under credit facilities	183,000	92,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,352,657	1,627,857
Accounts payable and accrued expenses	72,235	88,599
Distributions payable	22,623	21,799
Deferred income, gains and rent (1)	121,552	103,367
Acquired lease intangibles, net	29,233	37,087
Other liabilities (1)	36,515	36,581

Total liabilities	2,712,604	2,742,010

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	1,343	1,286
Additional paid-in capital	2,671,217	2,610,421
Deferred compensation payable in common stock	5,774	5,549
Common shares in treasury	(3,074)	(7,205)
Common shares held in grantor trust	(5,774)	(5,549)
Cumulative earnings	483,439	501,384
Accumulated other comprehensive loss	(1,945)	(9,138)
Cumulative distributions	(1,301,521)	(1,213,359)

Total Brandywine Realty Trust’s equity	1,849,502	1,883,432

Non-controlling interests	128,272	38,308

Total equity	1,977,774	1,921,740

Total liabilities and equity	$4,690,378	$4,663,750

(1)
As of December 31, 2010, the Company is presenting all deferred income, gains, and rents that will be amortized to revenue as a separate line item in the consolidated balance sheets and all liabilities that are expected to be cash settled including security deposits as other liabilities. Accordingly, the prior year consolidated balance sheet was restated to conform to the current year presentation.

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue
Rents	$121,695	$117,452	$466,199	$472,770
Tenant reimbursements	20,713	22,460	78,774	78,197
Termination fees	1,642	761	5,766	3,601
Third party management fees, labor reimbursement and leasing	2,537	3,096	11,830	17,151
Other	1,157	1,119	4,328	3,339

Total revenue	147,744	144,888	566,897	575,058

Operating Expenses
Property operating expenses	45,533	44,524	170,151	165,171
Real estate taxes	14,073	14,869	54,444	57,093
Third party management expenses	1,433	1,657	5,866	7,996
Depreciation and amortization	57,611	52,164	212,775	205,863
General & administrative expenses	4,808	5,330	23,306	20,821

Total operating expenses	123,458	118,544	466,542	456,944

Operating income	24,286	26,344	100,355	118,114

Other income (expense)
Interest income	668	805	3,222	2,499
Interest expense	(35,418)	(33,695)	(132,640)	(135,740)
Deferred financing costs	(1,070)	(1,139)	(3,770)	(5,864)
Recognized hedge activity	—	906	—	(916)
Equity in income of real estate ventures	1,949	619	5,305	4,069
(Loss) gain on early extinguishment of debt	(409)	(548)	(2,110)	23,177

(Loss) income from continuing operations	(9,994)	(6,708)	(29,638)	5,340

Discontinued operations:
Income from discontinued operations	338	306	1,021	5,212
Net gain on disposition of discontinued operations	4,665	2,275	11,011	1,238
Provision for impairment	—	—	—	(3,700)

Total discontinued operations	5,003	2,581	12,032	2,750

Net (loss) income	(4,991)	(4,127)	(17,606)	8,089

Net loss (income) from discontinued operations attributable to non-controlling interests — LP units	(103)	(55)	(255)	(45)
Net income attributable to non-controlling interests — partners’ share of consolidated real estate ventures	—	39	—	(30)
Net loss (income) attributable to non-controlling interests — LP units	246	186	787	12

Net loss (income) attributable to non-controlling interests	143	170	532	(63)

Net (loss) income attributable to Brandywine Realty Trust	(4,848)	(3,957)	(17,074)	8,026
Preferred share dividends	(1,998)	(1,998)	(7,992)	(7,992)
Amount allocated to unvested restricted shareholders	(128)	(96)	(512)	(279)

Net (loss) income attributable to Common Shareholders	$(6,974)	$(6,051)	$(25,578)	$(245)

PER SHARE DATA
Basic (loss) earnings per Common Share	$(0.05)	$(0.05)	$(0.19)	$(0.00)

Basic weighted-average shares outstanding	134,419,553	128,588,242	131,743,275	111,898,045

Diluted (loss) earnings per Common Share	$(0.05)	$(0.05)	$(0.19)	$(0.00)

Diluted weighted-average shares outstanding	134,419,553	128,588,242	131,743,275	113,251,291

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Reconciliation of Net (Loss) Income to Funds from Operations:
Net (loss) income attributable to common shareholders	$(6,974)	$(6,051)	$(25,578)	$(245)

Add (deduct):
Net (loss) income attributable to non-controlling interests — LP units	(246)	(186)	(787)	(12)
Amount allocated to unvested restricted shareholders	128	96	512	279
Net income (loss) from discontinued operations attributable to non-controlling interests — LP units	103	55	255	45
Net loss (gain) on disposition of discontinued operations	(4,665)	(2,275)	(11,011)	(1,238)

Depreciation and amortization:
Real property — continuing operations	43,016	39,799	160,342	154,292
Leasing costs (includes acquired intangibles) — continuing operations	14,351	12,016	51,224	49,836
Real property — discontinued operations	183	460	1,620	4,012
Leasing costs (includes acquired intangibles) — discontinued operations	32	111	382	870
Company’s share of unconsolidated real estate ventures	2,305	2,110	10,038	7,734
Partners’ share of consolidated real estate ventures	—	(257)	—	(881)

Funds from operations	$48,234	$45,878	$186,998	$214,693
Funds from operations allocable to unvested restricted shareholders	(303)	(228)	(1,200)	(1,180)

Funds from operations available to common share and unit holders (FFO)	$47,931	$45,650	$185,798	$213,513

FFO per share — fully diluted	$0.33	$0.34	$1.34	$1.84

FFO, excluding provision for impairments	$47,931	$45,650	$185,798	$217,213

FFO per share, excluding provision for impairments — fully diluted	$0.33	$0.34	$1.34	$1.87

Weighted-average shares/units outstanding — fully diluted	145,705,703	132,941,173	139,127,071	116,067,459

Distributions paid per Common Share	$0.15	$0.10	$0.60	$0.60

Payout ratio of FFO (Dividends paid per Common Share divided / FFO per Diluted Share)	45.5%	29.4%	44.8%	32.6%

Payout ratio of FFO, excluding provision for impairments	45.5%	29.4%	44.8%	32.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$47,931	$45,650	$185,798	$213,513

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(4,526)	(2,338)	(13,705)	(9,375)
Deferred market rental income, including discontinued operations	(1,457)	(1,834)	(5,992)	(6,851)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	87	155	493	569
Partners’ share of consolidated real estate ventures’ straight-line and deferred market rent	—	(3)	—	(8)
Operating expense from straight-line rent	475	370	1,647	1,473
Provision for impairment of discontinued operations	—	—	—	3,700
Stock-based compensation costs	1,061	1,159	4,816	4,726
Fair market value amortization — mortgage notes payable	(243)	(353)	(1,480)	(1,504)
Recognized hedge activity	—	(906)	—	916
Debt discount amortization — exchangeable notes	310	725	1,593	3,357

Sub-total certain non-cash items	(4,293)	(3,025)	(12,628)	(2,997)
Less: Revenue maintaining capital expenditures:
Building improvements	(2,041)	(1,684)	(4,532)	(5,976)
Tenant improvements	(10,502)	(6,349)	(29,065)	(23,305)
Lease commissions	(4,639)	(1,994)	(16,944)	(12,649)

Total revenue maintaining capital expenditures	(17,182)	(10,027)	(50,541)	(41,930)

Cash available for distribution	$26,456	$32,598	$122,629	$168,586

CAD per share — fully diluted	$0.19	$0.25	$0.90	$1.45

Weighted-average shares/units outstanding — fully diluted	145,705,703	132,941,173	139,127,071	116,067,459
Excluding 7,111,112 of partnership units issued not currently entitled to distributions	(7,111,112)	—	(2,902,892)	—

Adjusted Weighted-average shares/units outstanding — fully diluted	138,594,591	132,941,173	136,224,179	116,067,459

Distributions per Common Share	$0.15	$0.10	$0.60	$0.60

Payout ratio of CAD (Dividends paid per Common Share / CAD per Diluted Share)	78.9%	40.0%	66.7%	41.4%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 4TH QUARTER
(unaudited and in thousands)
Of the 233 properties owned by the Company as of December 31, 2010, a total of 227 properties (“Same Store Properties”) containing an aggregate of 22.7 million net rentable square feet were owned for the entire three-month periods ended December 31, 2010 and 2009. Average occupancy for the Same Store Properties was 85.8% during 2010 and 88.5% during 2009. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2010	2009
Revenue
Rents	$110,044	$114,539
Tenant reimbursements	18,540	21,479
Termination fees	1,660	761
Other	1,072	790

	131,316	137,569

Operating expenses
Property operating expenses	43,217	45,371
Real estate taxes	12,694	14,229

Net operating income	$75,405	$77,969

Net operating income — percentage change over prior year	-3.3%

Net operating income, excluding termination fees & other	$72,673	$76,418

Net operating income, excluding termination fees & other — percentage change over prior year	-4.9%

Net operating income	$75,405	$77,969
Straight line rents	(2,703)	(2,258)
Above/below market rent amortization	(1,356)	(1,704)
Non-cash ground rent	475	370

Cash — Net operating income	$71,821	$74,377

Cash — Net operating income — percentage change over prior year	-3.4%

Cash — Net operating income, excluding termination fees & other	$69,089	$72,826

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-5.1%
The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended December 31,
	2010	2009

Net loss	$(4,991)	$(4,127)
Add/(deduct):
Interest income	(668)	(805)
Interest expense	35,418	33,695
Deferred financing costs	1,070	1,139
Recognized hedge activity	—	(906)
Equity in income of real estate ventures	(1,949)	(619)
Depreciation and amortization	57,611	52,164
Loss (gain) on early extinguishment of debt	409	548
General & administrative expenses	4,808	5,330
Total discontinued operations	(5,003)	(2,581)

Consolidated net operating income	86,705	83,838
Less: Net operating income of non same store properties	(8,420)	(888)
Less: Eliminations and non-property specific net operating income	(2,880)	(4,981)

Same Store net operating income	$75,405	$77,969

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 233 properties owned by the Company as of December 31, 2010, a total of 223 properties (“Same Store Properties”) containing an aggregate of 22.3 million net rentable square feet were owned for the entire twelve month periods ended December 31, 2010 and 2009. Average occupancy for the Same Store Properties was 87.6% during 2010 and 89.3% during 2009. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2010	2009
Revenue
Rents	$441,956	$453,918
Tenant reimbursements	72,762	74,023
Termination fees	5,553	2,387
Other	2,555	1,913

	522,826	532,241

Operating expenses
Property operating expenses	165,283	160,917
Real estate taxes	50,189	54,074

Net operating income	$307,354	$317,250

Net operating income — percentage change over prior year	-3.1%

Net operating income, excluding termination fees & other	$299,246	$312,950

Net operating income, excluding termination fees & other — percentage change over prior year	-4.4%

Net operating income	$307,354	$317,250
Straight line rents	(10,595)	(7,995)
Above/below market rent amortization	(5,574)	(6,542)
Non-cash ground rent	1,647	1,473

Cash — Net operating income	$292,832	$304,186

Cash — Net operating income — percentage change over prior year	-3.7%

Cash — Net operating income, excluding termination fees & other	$284,724	$299,886

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-5.1%
The following table is a reconciliation of Net Income to Same Store net operating income:

	Twelve Months Ended December 31,
	2010	2009

Net (loss) income	$(17,606)	$8,089
Add/(deduct):
Interest income	(3,222)	(2,499)
Interest expense	132,640	135,740
Deferred financing costs	3,770	5,864
Recognized hedge activity	—	916
Equity in income of real estate ventures	(5,305)	(4,069)
Depreciation and amortization	212,775	205,863
Loss (gain) on early extinguishment of debt	2,110	(23,177)
General & administrative expenses	23,306	20,821
Total discontinued operations	(12,032)	(2,750)

Consolidated net operating income	336,436	344,798
Less: Net operating income of non same store properties	(16,793)	(8,760)
Less: Eliminations and non-property specific net operating income (loss)	(12,289)	(18,788)

Same Store net operating income	$307,354	$317,250